Exhibit 99.2

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on historical financial statements of Scientific Industries, Inc. (the “Company”) and Scientific Bioprocessing Holdings, Inc., (“Holdings”) a newly formed wholly-owned subsidiary of the Company which owns 100% of Scientific Bioprocessing, Inc. (“SBI”) and 100% of Aquila Biolabs GmbH (“Aquila”) after giving effect to the Company’s acquisition of Aquila through Holdings.

Effective April 29, 2021, Holdings consummated the acquisition of all of the outstanding capital stock of Aquila, a German bioprocessing company, for $7,880,100 in cash. The acquisition of Aquila was funded through the sale of the Company’s Common Stock and warrants as previously disclosed on current Form 8-k filed on April 30, 2021. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 is presented as if the acquisition occurred on March 31, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2020 is presented as if the acquisition of Aquila had taken place on July 1, 2019. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 31, 2021 are presented as if the acquisition of Aquila had taken place on July 1, 2020.

In the unaudited pro forma condensed consolidated statements of operations, a provision for amortization of identified intangible assets including technology, patents, IPR&D, customer relationships, and non-compete agreements has been made. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed consolidated financial statements are based on management’s valuation estimates.

The unaudited pro forma condensed consolidated financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as increased amortization expense on acquired intangible assets.

The unaudited pro forma condensed consolidated financial information reflecting the combination of the Company and Aquila is provided for informational purposes only. It is not intended to represent or be indicative of the consolidated results of the operations that would have been achieved if the acquisition had been completed as of the dates presented. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the condensed companies.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in its annual report on Form 10-K and quarterly reports on Form 10-Q, and historical financial information of Aquila and accompanying notes included in Exhibit 99.1 of this report.

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2021

	Scientific Industries, Inc.(Historical)	Aquila Biolabs GmbH (Historical)	Pro Forma Adjustments	Pro Forma Combined	Notes
Assets
Current assets
Cash and cash equivalents	$627,500	$97,200	$-	$724,700
Investment securities	5,325,700	1,200	(360,000)	4,966,900	a
Trade accounts receivable, less allowance for doubtful accounts as of March 31, 2021	1,822,500	155,700	-	1,978,200
Inventories	2,885,200	179,000	-	3,064,200
Income tax receivable	336,300	-	-	336,300
Prepaid expenses and other current assets	62,600	23,000	-	85,600
Total current assets	11,059,800	456,100	(360,000)	11,155,900

Property and equipment, net	383,700	40,100	-	423,800
Intangible assets, net	121,500	-	2,517,300	2,638,800	c
Goodwill	257,300	-	3,847,300	4,104,600	d
Other assets	48,400	-	-	48,400
Deferred taxes	1,189,400	3,200	1,858,800	3,051,400	b
Operating lease right-of-use assets	715,600	-	-	715,600
Total assets	$13,775,700	$499,400	$7,863,400	$22,138,500

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$477,200	$47,800	$-	$525,000
Accrued expenses	456,500	68,100	-	524,600
Contract liabilities	-	15,900	-	15,900
Contingent consideration, current portion	195,800	-	-	195,800
Bank overdraft	50,600	-	-	50,600
Operating lease liabilities, current portion	50,300	-	-	50,300
Payroll Protection Program loan, current portion	563,800	-	-	563,800
Total current liabilities	1,794,200	131,800	-	1,926,000

Payroll Protection Program loan, less current portion	433,800	-	-	433,800
Contingent consideration payable, less current portion	30,300	-	-	30,300
Operating lease liabilities, less current portion	735,300	-	-	735,300
Retention bonus pay	-	-	59,400	59,400	e
Deferred tax liability	-	-	767,500	767,500	f
Other Long-term liabilities	-	760,400	-	760,400
Total liabilities	2,993,600	892,200	826,900	4,712,700

Shareholders' equity:
Common stock	144,200	68,600	-	212,800
Additional paid-in capital	10,040,600	2,226,100	4,349,000	16,615,700	g
Retained earnings	649,800	(2,687,500)	2,687,500	649,800	h
Less common stock held in treasury at cost	(52,500)	-	-	(52,500)
Total stockholders' equity	10,782,100	(392,800)	7,036,500	17,425,800
Total liabilities and stockholders' equity	$13,775,700	$499,400	$7,863,400	$22,138,500

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For The Nine Months Ended March 31, 2021

	Scientific Industries, Inc.(Historical)	Aquila Biolabs GmbH (Historical)	Pro Forma Adjustment	Pro Forma Combined	Notes
Revenue	$7,245,100	$601,600	$-	$7,846,700

Cost of revenues	3,419,400	101,200	-	3,520,600

Gross profit	3,825,700	500,400	-	4,326,100

Operating expenses:
General and administrative	2,441,700	411,800	366,300	3,219,800	i
Selling	2,659,900	337,300	-	2,996,300
Research and development	1,024,000	394,200	-	1,418,200
Total operating expenses	6,124,700	1,143,300	366,300	7,634,300

Loss from operations	(2,299,000)	(642,900)	(366,300	(3,308,200)

Other Income (expense):
Other income (expense), net	22,300	(19,000)	-	3,300
Interest income	71,500	3,100	-	74,600
Total other income (expense), net	93,800	(15,900)	-	77,900

Loss before income tax (benefit)	(2,205,200)	(658,800)	(366,300)	(3,230.300)

Income tax (benefit), deferred:	(482,100)	-	(115,400)	(597,500)	j

Net loss from continuing operations	(1,723,100)	(658,800)	(250,900)	(2,632,800)

Net loss	$(1,723,100)	$(658,800)	$(250,900)	$(2,632,800)

Basic and diluted income (loss) per common share:

Continuing operations	$(1.14)			$(0.59)

Consolidated operations	$(1.14)			$(0.59)

Weighted average common shares, basic	1,515,103			4,458,143

Weighted average common shares outstanding	1,515,103			4,458,143

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For The Year Ended June 30, 2020

	Scientific Industries, Inc.(Historical)	Aquila Biolabs GmbH (Historical)	Pro Forma Adjustment	Pro Forma Combined	Notes
Revenue	$8,570,300	$776,100	$-	$9,346,400

Cost of revenues	4,716,900	120,300	-	4,837,200

Gross profit	3,853,400	655,800	-	4,509,200

Operating expenses:
General and administrative	2,412,300	346,700	782,700	3,541,700	k,l
Selling	1,436,400	374,000	-	1,810,400
Research and development	1,140,000	346,800	-	1,486,800
Total operating expenses	4,988,700	1,067,500	782,700	6,839,000

Loss from operations	(1,136,300)	(411,700)	(782,700)	(2,330,700)

Other Income (expense):
Other income (expense), net	(16,200)	(100)	-	(16,300)
Interest income	12,600	800	-	13,400
Total other income (expense), net	(3,600)	700	-	(2,900)

Loss before income tax (benefit)	(1,139,900)	(411,000)	(782,700)	(2,330,600)

Income tax (benefit), deferred:	(436,600)	-	(246,600)	(683,200)	m

Net loss	$(703,300)	$(411,000)	$(536,100)	$(1,650,400)

Basic earnings (loss) per common share	$(.46)			$ (0.37)

Diluted earnings (loss) per common share	$(.46)			$(0.37)

Weighted average common shares, basic	1,515,103			4,458,143

Weighted average common shares outstanding	1,515,103			4,458,143
See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these footnotes. The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition had occurred on March 31, 2021; and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2020 and the nine months ended March 31, 2021 are presented as if the acquisition had occurred on July 1, 2019.

The historical results of Aquila have been derived from its financial statements, as further described in “Accounting Periods Presented” in Note 2.

The unaudited pro forma condensed consolidated financial information does not reflect pro forma adjustments for ongoing cost savings that the Company expects to and/or has achieved as a result of the Aquila acquisition or the costs necessary to achieve these costs savings or synergies.

2. Acquisition of Aquila Biolabs GmbH

Effective April 29, 2021 the Company acquired all the outstanding capital stock of Aquila biolabs GmbH, a German start-up company engaged from its facility in Baesweiler, Germany in the design, production, and sale of bioprocessing systems and products which focus on the control and analysis of bioprocesses in bioreactors and incubation shakers. The acquisition was pursuant to a Stock Purchase Agreement (“SPA”) dated April 28, 2021 with official closing occurring on April 29, 2021 whereby the Company paid an aggregate of $7,880,100 in cash upon closing to the sellers. Aquila’s principal customers are universities, pharmaceutical companies, and industrial companies. The products are sold primarily on a direct basis and to a lesser extent, through distributors.

In connection with the acquisition, on April 28, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 1,595,880 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 797,940 shares of common stock (the “Warrant Shares”), at an offering price of $4.75 per share, for a total consideration of $7,580,430. The closing under the Purchase Agreement occurred on April 29, 2021, and the Company contributed the net proceeds from the sale of the securities to Bioprocessing for application to the purchase price under the acquisition Agreement.

The acquisition has been reflected in the unaudited pro forma condensed consolidated financial statements as being accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) in which the Company is treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed consolidated financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and liabilities assumed, as reflected in the unaudited pro forma condensed consolidated financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of the preliminary estimated fair values of the net assets acquired as if the acquisition had occurred on March 31, 2021:

	Amount	Useful life
Fair value of assets acquired
Current assets:
Cash and cash equivalents	97,300
Accounts receivable	163,300
Inventory	179,000
Prepaid expenses and other current assets	44,000
Tax loss carryforwards	1,858,800
Identifiable intangible assets
Covenant not to compete	784,500	4 years
In process research and development	742,100	5 years
Tradename	452,300	6 years
Patents	286,200	7 years
Customer relationships	252,200	8 years
Total assets acquired	$4,859,700

Fair value of liabilities assumed
Accounts payable	$-
Accrued expenses and other current liabilities	59,400
Deferred tax liability	767,500
Total liabilities assumed	826,900
Total identifiable net assets	4,032,800
Fair value of consideration transferred	7,880,100
Goodwill	$3,847,300

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable, but no later than one year from the date of the acquisition.

The amounts allocated to intangible assets in the acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma condensed consolidated financial statements. A decrease in the fair value of the assets acquired or an increase in the liabilities assumed from those preliminary valuations presented in these unaudited pro forma condensed consolidated financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the acquisition. In addition, if the value of the acquired intangible assets is higher than the preliminary indication, it may result in higher amortization or depreciation expense than is presented in these unaudited pro forma condensed consolidated financial statements.

Accounting Periods Presented

Aquila’s fiscal year ended on December 31. Its historical results have been aligned to more closely conform to the Company’s June 30 fiscal year end by taking Aquila’s interim financial results for six months ended December 31, 2019 and for the six months ended June 30, 2020. In addition, certain historical Aquila balances have been reclassified to conform to the pro forma consolidated presentation. There were no transactions between the two companies during the periods presented. No pro forma adjustments were made to conform Aquila’s accounting policies which follow Germany’s generally accepted accounting principles (“German GAAP”) to the Company’s accounting principles, as any differences were deemed immaterial.

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Pro Forma Adjustments
A.
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet:

(a)
Reflects the amount the Company would have transferred to Aquila in order to fund their operating losses during the periods presented
(b)
Reflects the fair value of the German tax loss carryforwards acquired
(c)
Reflects the fair values of the intangible assets acquired
(d)
Reflects the fair value of the goodwill acquired
(e)
Reflects the amount for the retention bonus accrued to be paid to the selling officers of Aquila
(f)
Reflects the fair value of the deferred tax liability recorded with the acquisition
(g)
Reflects the value of the stock sold in order to fund the acquisition
(h)
Reflects the elimination of the accumulated deficit of the acquired entity

The pro forma adjustments to the Company’s financial statements as of the periods presented will differ from those as of the acquisition date due to differences in net book values of the underlying assets and liabilities of Aquila as of the end of each period.

B.
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations for the nine months ended March 31, 2021:

(i)
Reflects the value of amortization of the acquired intangible assets
(j)
Reflects the value of a taxes calculated using the German tax rate of 31.5%

C.
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2020:

(k)
Reflects the value of amortization of the acquired intangible assets
(l)
Reflects the total acquisitions costs paid (consisting of substantially legal fees) totaling approximately $294.3k
(m)
Reflects the value of a taxes calculated using the German tax rate of 31.5%